Consent of Independent Public Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 1999 relating to the financial statements and financial statement schedule of Orange and Rockland Utilities, Inc., which appears in the combined Consolidated Edison, Inc., Orange and Rockland Utilities, Inc. and Consolidated Edison Company of New York, Inc. Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

New York, New York
May 31, 2000